SECOND JOINDER TO GLOBAL CUSTODY AGREEMENT

This second Joinder (“Joinder”) to the GLOBAL CUSTODY AGREEMENT, dated March 1, 2020 among each of the Customers listed on Annex B thereto (each a “Customer”) and JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), as amended from time to time (the “Agreement”), is made and entered into as of ____________ ___, 2021 and shall be effective as of ____________ ___, 2021, between the New Customer (as defined below) and J.P. Morgan.

W I T N E S S E T H:

WHEREAS, the Customers and J.P. Morgan entered into the Agreement;

WHEREAS, the following entity request that J.P. Morgan provide custody services to them under the terms and conditions set forth in the Agreement:

            Franklin OnChain U.S. Government Money Fund

(the “New Customer”);

WHEREAS, J.P. Morgan agrees to provide custody services to the New Customer pursuant to the terms and conditions set forth in the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.                   Definitions.  Unless otherwise defined herein, defined terms used in this Joinder shall have the meaning ascribed to such terms in the Agreement.

2.                   Joinder. New Customer hereby agree to be subject to and bound by the terms and conditions of the Agreement.

3.                   Amendments.  The Agreement shall be amended as follows:

(A)              Annex B of the Agreement is hereby amended and restated in its entirety by Annex I hereto.

(B)              Save as amended by this Joinder, the Agreement shall remain in full force and effect.

4.                   Representations.  Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Joinder, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Joinder.

5.                   Entire Agreement. This Joinder and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter.  If any of the provisions of this Joinder are inconsistent with or in conflict with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Joinder shall prevail as between the parties.

6.                   Counterparts. This Joinder may be executed in any number of counterparts which together shall constitute one agreement.  Each party hereto may enter into this Joinder by executing a counterpart and this Joinder shall not take effect until it has been executed by both parties.

7.                   Law and Jurisdiction. This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York.

[ Signature page follows ]

IN WITNESS WHEREOF, the parties have executed this Joinder as of the date first above written.

Franklin ETF Trust, on behalf of its series: Franklin OnChain U.S. Government Money Fund By:___________________________ Name: Title:	JPMORGAN CHASE BANK, N.A. By:___________________________ Name: Title:

ANNEX I

“ANNEX B TO THE GLOBAL CUSTODY AGREEMENT”

List of Customers

Customer	Jurisdiction
Templeton Developing Markets VIP Fund a series of Franklin Templeton Variable Insurance Products Trust	United States
Templeton Foreign VIP Fund, a series of Franklin Templeton Variable Insurance Products Trust	United States
Templeton Growth VIP Fund, a series of Franklin Templeton Variable Insurance Products Trust	United States
Templeton World Fund, a series of Templeton Funds	United States
Templeton Foreign Fund, a series of Templeton Funds	United States
Templeton Emerging Markets Small Cap Fund, a series of Templeton Global Investment Trust	United States
Templeton Frontier Markets Fund, a series of Templeton Global Investment Trust	United States
Templeton Global Bond Fund, a series of Templeton Income Trust	United States
Templeton Emerging Markets Bond Fund, a series of Templeton Income Trust	United States
Foreign Smaller Companies Series, a series of Templeton Institutional Funds	United States
International Equity Series, a series of Templeton Institutional Funds	United States
Global Equity Series, a series of Templeton Institutional Funds	United States
Franklin Money Market Fund, a series of Institutional Fiduciary Trust	United States
Templeton Global Smaller Companies Fund	United States
Templeton Growth Funds, Inc.	United States
Templeton Emerging Markets Fund	United States
Templeton Global Income Fund	United States
Templeton Developing Markets Trust	United States
Templeton Emerging Markets Income Fund	United States
Templeton Dragon Fund, Inc.	United States
Templeton China World Fund	United States
Templeton Strategic Emerging Markets Fund III, L.P.	United States
Templeton Growth Fund II Limited	Cayman Islands
Templeton China Opportunities Fund, Ltd.	Cayman Islands
Templeton Strategic Emerging Markets Fund III, (Cayman) L.P.	Cayman Islands
Templeton Strategic Emerging Markets Fund IV LDC	Cayman Islands
Templeton Strategic Emerging Markets Fund III LDC	Cayman Islands
Templeton Global Advisors Ltd (Separate Account)	Bahamas
Franklin Equity Portfolio Fund, a series of Franklin ETF Trust	United States
Franklin Fixed Income Portfolio Fund, a series of Franklin ETF Trust	United States
Franklin OnChain U.S. Government Money Fund*	United States

*Denotes a Customer added through this Joinder.